Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of this 9th day of April, 2008 (the “Agreement”), by and among Nutra Pharma Corp., a California corporation (“Nutra Pharma”), NP Acquisition Corporation, a Nevada corporation wholly owned by Nutra Pharma (“Acquisition”), Receptopharm, Inc., a Nevada corporation (“Receptopharm”) and the stockholders of Receptopharm listed on the signature pages hereto (collectively, the “Executing Stockholders,” and together with Nutra Pharma and Receptopharm shall be referred to collectively as, the “Parties”). Terms used herein and not otherwise defined shall have the meaning set forth in Article IX hereof.

WITNESSETH:

WHEREAS, Nutra Pharma is the beneficial owner of 4,444,444 shares of the common stock, par value $.001 per share, of Receptopharm (the “Receptopharm Common Stock”), which shares represent thirty-eight percent (38%) of the aggregate outstanding shares of Receptopharm Common Stock; and

WHEREAS, Nutra Pharma desires to acquire the remaining sixty-two percent (62%) of the outstanding shares of Receptopharm Common Stock on the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties desire that Acquisition be merged with and into Receptopharm in accordance with Nevada law (the “Merger”); and

WHEREAS, the Board of Directors of Receptopharm has (i) determined that the Merger, this Agreement and the other transactions contemplated herein are fair to and in the best interests of Receptopharm and its stockholders and have declared that the Merger is advisable; and (ii) approved the Merger and this Agreement and (iii) recommended that its stockholders adopt and approve the Merger and this Agreement; and

WHEREAS, the respective Boards of Directors of Nutra Pharma and Acquisition and the sole shareholder of Acquisition have each (i) adopted this Agreement and (ii) approved the Merger and the transactions contemplated by this Agreement; and

WHEREAS, the terms and conditions of the Merger, the manner of converting the capital stock of Receptopharm and such other terms and conditions as may be required or permitted to be stated in this Agreement are set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, Nutra Pharma, Acquisition, Receptopharm and the Executing Stockholders hereby agree as follows:

ARTICLE I.
THE MERGER

1.1 The Merger. Subject to the terms and conditions contained herein, at the Effective Time, Acquisition shall be merged with and into Receptopharm in accordance with the requirements of Nevada law. Thereupon, the corporate existence of Receptopharm, with all of its rights, privileges, immunities, powers and purposes, shall continue unaffected and unimpaired by the Merger, and Receptopharm, as the corporation surviving the Merger, shall be fully vested therewith, the separate existence of Acquisition shall cease upon the Merger becoming effective as herein provided and thereupon Acquisition and Receptopharm shall be a single corporation (sometimes referred to herein as the “Surviving Corporation”).

1.2 Filing. As soon as practicable following fulfillment of the conditions specified in Article V hereof, and provided that this Agreement has not been terminated and abandoned pursuant to Article VIII hereof, Acquisition and Receptopharm will cause (a) executed Articles of Merger (the “Articles of Merger”) in the form required by Section 92A.200 and 92A.207 of the Nevada Revised Statutes (“NRS”) to be filed with the Secretary of State of the State of Nevada in accordance with the provisions of the NRS.

1.3 Effective Time of the Merger. The Merger shall be effective at the date and time that the Articles of Merger is filed with the Secretary of State of the State of Nevada, which date and time are sometimes referred to herein as the “Effective Time”.

1.4 Effect of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NRS.

1.5 Articles of Incorporation and Bylaws. At the Effective Time, the Articles of Incorporation of Receptopharm as in effect immediately prior to the Merger shall be the Articles of Incorporation of the Surviving Corporation, which may be amended from time to time after the Effective Time as provided by law. At the Effective Time, the bylaws of Receptopharm as in effect immediately prior to the Merger shall be the bylaws of the Surviving Corporation, which may be amended from time to time after the Effective Time as provided by law.

1.6 Directors and Officers.

(a) From and after the Effective Time, the members of the Board of Directors of Receptopharm immediately prior to the Effective Time shall become the members of the Board of Directors of the Surviving Corporation.

(b) From and after the Effective Time, the officers of Receptopharm immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in the same capacities they respectively held in Receptopharm.

1.7 Conversion. At the Effective Time, all of the issued and outstanding shares of capital stock of Acquisition and Receptopharm shall, by virtue of the Merger and without any action on the part of the respective holders thereof, be converted as follows:

(a) Each share of common stock, par value $.001per share, of Acquisition shall be converted into one share of Receptopharm Common Stock;

(b) Each share of Receptopharm Common Stock (other than shares of Receptopharm Common Stock owned by Nutra Pharma or any subsidiary of Nutra Pharma) shall be converted into four (4) shares of common stock, par value $.0001 per share (the “Nutra Pharma Common Stock”), of Nutra Pharma (collectively, the “Merger Consideration”); provided that in no event shall the number of shares of Nutra Pharma Common Stock issued in connection with the transactions contemplated by this Agreement exceed thirty million (30,000,0000) shares.

1.8 Effect of Conversion of Shares. After the Effective Time, and until surrendered, each outstanding certificate which, prior to the Effective Time represented shares of Receptopharm Common Stock (each, a “Receptopharm Certificate”), shall be deemed for all purposes to represent only the right to receive four (4) shares of Nutra Pharma Common Stock multiplied by the number of shares of Receptopharm formerly represented by such Receptopharm Certificate.

1.9 Stock Option and Other Plans. Prior to the Effective Time, Receptopharm shall terminate any stock option plan and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Receptopharm (collectively, the “Stock Plans”). As of the date hereof, there are no options currently exercisable to acquire shares of Receptopharm Common Stock.

1.10 Procedures for Exchange. Nutra Pharma shall take all steps reasonably necessary on and as of the Effective Time to deliver to an exchange agent mutually agreed upon by Nutra Pharma and Receptopharm (the “Exchange Agent”), for the benefit of the holders of Receptopharm Certificates, for exchange in accordance with Section 1.7, the number of shares of Nutra Pharma Common Stock in accordance with this Agreement.

1.11 Dissenting Shares.

(a) Upon filing a notice of election to demand payment for shares of Receptopharm Common Stock pursuant to Section 92A.420 of the NRS, and complying with the other requirements thereof and of Sections 92A.300-500 of the NRS, a Dissenting Stockholder shall thereafter be entitled only to payment as provided in Sections 92A.460 through 92A.500 of the NRS and shall not be entitled to vote or to exercise any other rights of a stockholder of Receptopharm. If the Dissenting Stockholder fails to properly exercise and perfect its dissenters’ rights as set forth in NRS Sections 92A.340-500 inclusive, in a timely manner, then, such Dissenting Stockholder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and only represent the right to receive the Merger Consideration payable in respect of such shares.

(b) In accordance with Nevada law, concurrently with notice of the Receptopharm stockholders’ meeting being held to consider and vote upon the Merger, Receptopharm has or will notify each Receptopharm stockholder who is eligible to exercise dissenters’ rights under Section 92A.380 of the NRS that dissenters’ rights are or may be available for any or all of such stockholder’s shares of Receptopharm Common Stock. Such notice has or shall include a copy of NRS Sections 92A.300-92A.500. Any such stockholder entitled to dissenter’s rights must deliver to Receptopharm before the stockholder vote is taken, written notice of its intent to demand payment for its shares of Receptopharm Common Stock if the Merger is effectuated and must not vote in favor of the Merger (any such stockholder who properly provides such notice and complies with Section 92A.420 of the NRS, a “Dissenting Stockholder”).

1.12 Closing Deliveries

(a) At the Closing, Receptopharm and the Executing Stockholders shall deliver or cause to be delivered to Nutra Pharma:

(i) a certificate of the President of Receptopharm certifying as to the matters set forth in this Section 5.2(a);

(ii) a certificate of the President of Receptopharm certifying as to the matters set forth in Section 5.2(b); and

(iii) Receptopharm Certificates representing shares of Receptopharm Common Stock beneficially owned by the Executing Stockholders, with stock powers attached thereto.

(b) At the Closing, Nutra Pharma and Acquisition shall deliver or cause to be delivered to Receptopharm:

(i) a certificate of the Chief Executive Officer or Chief Financial Officer of Nutra Pharma certifying as to the matters set forth in this Section 5.3(a);

(ii) a certificate of the Chief Executive Officer or Chief Financial Officer of Nutra Pharma certifying as to the matters set forth in this Section 5.3(b); and

(iii) the shares of Nutra Pharma Common Stock issuable pursuant to Section 1.7(b) hereof.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF RECEPTOPHARM
AND THE EXECUTING STOCKHOLDERS

Receptopharm and the Executing Stockholders represent and warrant to Nutra Pharma and Acquisition as of the date of this Agreement and as of the Effective Time:

2.1 Organization, Good Standing and Corporate Power. Receptopharm is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Receptopharm is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Receptopharm.

2.2 Capitalization. The authorized, issued and outstanding Receptopharm Common Stock and securities that are convertible into, or exchangeable for, shares of Receptopharm Common Stock without giving effect to any of the transactions contemplated hereby are held beneficially and of record by the Persons set forth in Schedule 2.2 hereto. Receptopharm has no contracts containing any profit participation features, stock appreciation rights or phantom stock options that allow any Person to participate in the equity of Receptopharm except as set forth on Schedule 2.2 hereto. All of the outstanding shares of Receptopharm Common Stock are validly issued, fully paid and non-assessable. Receptopharm is not subject to any obligation or contract (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. There are no shares of capital stock of Receptopharm held in the treasury of Receptopharm and no shares of capital stock of Receptopharm are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. There are no outstanding Options.

2.3 Authority Relative to This Agreement.

(a) Receptopharm has full corporate power and authority to enter into this Agreement and the agreements contemplated hereby to which Receptopharm is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and the transactions contemplated hereby have been duly authorized by the Board of Directors and stockholders of Receptopharm and no other corporate proceedings on its/their part are necessary to authorize this Agreement and the agreements contemplated hereby and the transactions contemplated hereby and thereby. Upon the execution and delivery of this Agreement by Receptopharm, this Agreement will constitute a legal, valid and binding obligation of Receptopharm enforceable against it in accordance with its terms.

(b) Each Executing Stockholder has full power and authority to enter into this Agreement and the agreements contemplated hereby and to deliver its respective shares of Receptopharm Common Stock to Nutra Pharma as provided for herein, free and clear of all Liens except for Permitted Liens. Upon the execution and delivery by the Executing Stockholders of this Agreement, this Agreement will constitute a legal, valid and binding obligation of the Executing Stockholders enforceable against them in accordance with its terms.

(c) Except as set forth on Schedule 2.3(c), the execution, delivery and performance of this Agreement by Receptopharm and the Executing Stockholders of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by Receptopharm and the Executing Stockholders, do not and will not (i) conflict with or violate Receptopharm’s Articles of Incorporation, as amended, or Receptopharm’s Bylaws; (ii) conflict with or violate any Law applicable to the Executing Stockholders or Receptopharm or by which any property or assets of Receptopharm are bound except such Laws the failure of which to comply with would not have or cause a Material Adverse Effect on Receptopharm; or (iii) result in any breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of any Material Contract; or (iv) result in the creation of a Lien on any property or assets of Receptopharm except such that would not result in a Material Adverse Effect on Receptopharm.

2.4 Financial Statements. Attached hereto as Schedule 2.4 are copies of the year-end balance sheets of Receptopharm as of December 31, 2005 and 2006 and statements of profit and loss of Receptopharm for each of the fiscal years then ended (collectively, the “Financial Statements”). Receptopharm has previously delivered copies of the foregoing Financial Statements to Nutra Pharma. For purposes of this Agreement, December 31, 2006 is herein referred to as the “Financial Statement Date” and Receptopharm’s balance sheet dated as of December 31, 2006 is herein referred to as the “Receptopharm Balance Sheet.”

2.5 Taxes. Receptopharm has filed its tax returns required to be filed for the five (5) fiscal years ended December 31, 2006 and has paid all taxes due, if any, for all such periods. All such returns and reports are accurate and correct in all material respects. Receptopharm has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the Effective Time and all such dates and years and periods prior thereto and for which Receptopharm may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the knowledge of Receptopharm, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the knowledge of Receptopharm, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Receptopharm.

2.6 Property.

(a) Receptopharm owns no real property. Set forth on Schedule 2.6(a), hereto is a list of all real property leased by Receptopharm.

(b) Receptopharm is the owner of and has good and marketable title to all material tangible personal property and assets currently in use by Receptopharm, or in which it has an interest, free and clear of all Liens except for Permitted Liens. Except as set forth on Schedule 2.6(b), all such material tangible personal property and assets are in good operating condition and repair subject only to ordinary wear and tear.

2.7 Undisclosed Liabilities. Except for those liabilities that are (i) clearly reflected or reserved against on the Receptopharm Balance Sheet (or in the notes thereto), (ii) incurred by Receptopharm since the Financial Statement Date in the ordinary course of business, (iii) set forth on Schedule 2.7 hereto or (iv) not required to be reflected or reserved against on Receptopharm Balance Sheet consistent with Receptopharm’s past practices, Receptopharm does not have any material outstanding liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Receptopharm.

2.8 Litigation and Proceedings. Except as set forth on Schedule 2.8, there are no material actions, suits, claims, or administrative or other proceedings pending, asserted or to the knowledge of Receptopharm, threatened, by or against Receptopharm or adversely affecting Receptopharm or its properties, at law or in equity, before any Authority which could reasonably be expected to have a Material Adverse Effect on Receptopharm. To the knowledge of Receptopharm, Receptopharm is not in default of any judgment, order, writ, injunction, decree, award, rule, or regulation of any Authority.

2.9 Absence of Certain Changes. Since the Receptopharm Balance Sheet Date: (a) the business of Receptopharm has been conducted in the ordinary course consistent with past practices (other than with respect to the transactions contemplated by this Agreement); (b) except as set forth on Schedule 2.9, there has not been any material change by Receptopharm, when taken as a whole, in its accounting methods, principles or practices or any of its tax methods, practices or elections; (c) except as set forth on Schedule 2.9, there has not been any event, occurrence, development or state of circumstances or facts that has had, or could reasonably be expected to have a Material Adverse Effect on Receptopharm; and (d) Receptopharm has not taken any action or omitted to take any action, which act or omission, if taken after the date of this Agreement, would result in a breach or violation of Section 4.1(a) of this Agreement.

2.10 Intellectual Property.

(a) Receptopharm has the right to use, sell or license all Receptopharm Intellectual Property identified on Schedule 2.10 hereto, free and clear of all Liens except Permitted Liens, and except for liens of licensors of Receptopharm Intellectual Property. To the knowledge of Receptopharm, all registrations of Receptopharm Intellectual Property are valid and enforceable and have been duly recorded and maintained.

(b) To the knowledge of Receptopharm, the conduct of Receptopharm’s business and the use of Receptopharm Intellectual Property does not materially infringe or violate any intellectual property rights of any Person or give rise to any obligations to any Person as a result of co-authorship, and Receptopharm has not received any written notice of any claims or threats that Receptopharm’s use of any of Receptopharm Intellectual Property materially infringes or violates or is otherwise in conflict with any intellectual property rights of any third party or that any of Receptopharm Intellectual Property is invalid or unenforceable.

2.11 Broker’s or Finder’s Fee. No Person will be entitled to a broker’s, finder’s, financial advisors or similar fees from Receptopharm in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Receptopharm or the Executing Stockholders.

2.12 Exclusivity. Except for this Agreement, Receptopharm is not subject to any binding agreement, letter of intent or other binding or non-binding understanding with respect to the sale or license of its assets or securities or any other transaction that could conflict with the matters contemplated by this Agreement.

2.13 Prior Loans to Receptopharm/Paid in Capital Upon Closing. Receptopharm hereby acknowledges that from March 26, 2006 to February 29, 2008, Nutra Pharma made various loans to Receptopharm in the aggregate principal amount of $1,225,000.

ARTICLE III.
REPRESENTATION AND WARRANTIES OF NUTRA PHARMA AND ACQUISITION

Nutra Pharma and Acquisition represent and warrant to Receptopharm and the Executing Stockholders as of the date of this Agreement and as of the Effective Time:

3.1 Organization, Good Standing and Corporate Power.

(a) Nutra Pharma is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Nutra Pharma is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect on Nutra Pharma.

(b) Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to individually or in the aggregate have a Material Adverse Effect on Acquisition.

3.2 Capitalization.

(a) The authorized capital stock of Nutra Pharma consists of two billion (2,000,000,000) shares of common stock of which 161,295,682 are issued and outstanding. The authorized capital stock of Acquisition consists of 25,000,000 shares of common stock, par value $.001 per share (the “Acquisition Common Stock”), of which [11,944,444] shares of Acquisition Common Stock are issued and outstanding and all of which are owned by Nutra Pharma. Except as set forth on Schedule 3.2, there are no outstanding Options relating to the Nutra Pharma Common Stock or other equity interests of Nutra Pharma pursuant to which Nutra Pharma is or may become obligated to issue shares of its securities or other equity interests or any securities convertible into, exchangeable for or evidencing the right to subscribe for, any shares of the securities or other equity or other interest of Nutra Pharma.

(b) Nutra Pharma has reserved for issuance a sufficient number of authorized and unissued shares of Nutra Pharma Common Stock to consummate the transactions contemplated by this Agreement. Upon the issuance of the shares of Nutra Pharma Common Stock upon the Effective Time of the Merger, such shares of Nutra Pharma Common Stock will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute or by Nutra Pharma’s Articles of Incorporation or Bylaws.

3.3 Authority Relative to this Agreement; Issuance of Shares.

(a) Each of Nutra Pharma and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and the agreements contemplated hereby to which Nutra Pharma is a party and do not require any further corporate authorization or consent of Nutra Pharma or Acquisition. The execution, delivery and performance of this Agreement by Nutra Pharma and the consummation by Nutra Pharma of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action of Nutra Pharma and Acquisition, including any action by its board of directors or stockholders and do not require any further corporate authorization or consent of Nutra Pharma or Acquisition and no other corporate proceedings on the part of Nutra Pharma are necessary to authorize this Agreement or the agreements contemplated hereby to which Nutra Pharma is a party or to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Nutra Pharma and, assuming the due authorization, execution and delivery by Receptopharm and the Executing Stockholders, constitutes a legal, valid and binding obligation of Nutra Pharma enforceable against Nutra Pharma in accordance with its terms, except that: (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or other laws, now or hereafter in effect, relating to or limiting creditors’ rights generally; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(b) The execution, delivery and performance of this Agreement by Nutra Pharma and the consummation by Nutra Pharma of the Merger and the other transactions contemplated by this Agreement do not require the approval of any exchange upon which where the Nutra Pharma Common Stock is quoted or of any other Authority. The execution, delivery and performance of this Agreement by Nutra Pharma and the consummation by Nutra Pharma of the Merger and the other transactions contemplated by this Agreement do not require the approval of the holders of the Nutra Pharma Common Stock.

3.4 Absence of Undisclosed Liabilities. Except as set forth in Nutra Pharma’s balance sheet for the year ended December 31, 2006 (the “Nutra Pharma Balance Sheet”), or set forth on Schedule 3.4, there is no liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for on the Nutra Pharma Balance Sheet, which is not shown or which is in excess of amounts shown or reserved for in the Nutra Pharma Balance Sheet, other than immaterial liabilities incurred after the date of Nutra Pharma’s Balance Sheet in the ordinary course of business consistent with past practices, and to Nutra Pharma’s knowledge, there is no reasonable basis for assertion against Nutra Pharma of any such liability, commitment or obligation.

3.5 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the fulfillment of and compliance with the respective terms hereof and thereof by Nutra Pharma and Acquisition, do not and will not (i) conflict with or violate the respective Articles of Incorporation or Bylaws of Nutra Pharma or Acquisition, as the case may be; (ii) conflict with or violate any Law applicable to Nutra Pharma or any of its subsidiaries or by which any property or assets of Nutra Pharma or Acquisition is bound or affected; or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or assets of Nutra Pharma or Acquisition with respect to clause (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect on Nutra Pharma or Acquisition.

(b)  The execution, delivery, and performance of this Agreement by Nutra Pharma and Acquisition will not require any consent, approval, authorization or permit of, or filing with or notification to, any Authority except as set forth on Schedule 3.5(b).

3.6 SEC Filings; Financial Statements.

(a) Nutra Pharma has filed all statements, forms, reports, schedules and documents required to be filed by it with the SEC (collectively, including all exhibits thereto and any registration statement filed since such date, the “Nutra Pharma SEC Reports”). As of the respective dates on which they were filed, (i) Nutra Pharma SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as the case may be, and (ii) none of Nutra Pharma SEC Reports contained, nor will any forms, reports, schedules or documents filed after the date of this Agreement contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No subsidiary of Nutra Pharma is required to file any form, report, schedule or other document with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Nutra Pharma SEC Reports and in any statement, form, report, schedule or document filed after the date of this Agreement was, or will, as the case may be, (i) comply as to form in all material respects with the published rules and regulations of the SEC; (ii) were prepared in accordance with GAAP throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and (iii) present or will present fairly the consolidated financial position, results of operations and cash flows of Nutra Pharma and the consolidated Nutra Pharma Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not material in amount).

3.7 Absence of Litigation. Except as specifically disclosed in the Nutra Pharma SEC Reports filed prior to the date of this Agreement, there is no action, suit, claim or administrative or other proceeding pending or, to the knowledge of Nutra Pharma, threatened against Nutra Pharma or any of its subsidiaries or any property or asset of Nutra Pharma or Acquisition or any subsidiary of Nutra Pharma, before any Authority that could affects Nutra Pharma’s ability to consummate the transactions contemplated by this Agreement.

3.8 Broker’s or Finder’s Fee. No agent, broker, financial adviser, person or firm is, or shall be, entitled to any fee, commission or broker’s or finder’s fees in connection with this Agreement or any of the transactions contemplated hereby for which Receptopharm or the Executing Stockholders could be liable.

3.9 Absence of Changes. Since December 31, 2006, Nutra Pharma has not:

(a) conducted its business other than in the ordinary course of business consistent with past practice;

(b) made material changes in its accounting principles or practices;

(c) declared or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combined or reclassified any of the Nutra Pharma Common Stock or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of Nutra Pharma Common Stock;

(d) other than upon the exercise of securities that are exercisable or exchangeable for or convertible into shares of Nutra Pharma Common Stock, issued, delivered or sold or authorized or proposed the issuance, delivery or sale of, any shares of Nutra Pharma Common Stock of any class or securities convertible into, or Options to acquire or entered into other agreements, or commitment of any character obligating it to issue any shares or other convertible securities;

(e) caused, permitted or proposed any amendments to its Articles of Incorporation or bylaws;

(f) created, incurred, assumed or guaranteed any indebtedness for borrowed money or entered into as lessee, any capitalized lease obligations (as defined by GAAP) other than in the ordinary course of business consistent with past practices;

(g) taken any other action which could reasonably be expected to cause any of the conditions to Closing not to be satisfied; or

(h) agreed to do any of the foregoing.

ARTICLE IV.
COVENANTS

4.1 Conduct of the Business.

(a) From and after the date hereof and prior to the Effective Time and except as may be agreed in writing by Nutra Pharma, or as may be expressly permitted pursuant to this Agreement, Receptopharm and the Executing Stockholders agree that Receptopharm:

(i) shall conduct its business in the ordinary course;

(ii) shall use commercially reasonable efforts to (A) preserve intact its business organization and goodwill and (B) keep available the services of its current officers and other key employees and preserve its relationships with those Persons having business dealings with Receptopharm;

(iii) shall promptly notify Nutra Pharma of any change in its condition (financial or otherwise) or the breach of any representation or warranty contained herein;

(iv) shall maintain its insurance coverage in such amounts and against such risks and losses as are customary for Receptopharm;

(v) shall not authorize, declare or pay any dividends on or make any distribution with respect to any shares of its capital stock;

(vi) shall not split, combine or reclassify any of its capital stock or other equity interests or issue or authorize or issue any other equity interests in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests other than the issuance of capital stock pursuant to options, warrants and convertible Receptopharm Securities outstanding as of the date of this Agreement;

(vii) shall not (A) increase the rate of compensation of any employee, except for increases or bonuses occurring in the ordinary course of business, (B) enter into or amend any employment, severance or similar agreements or arrangements with any of its present or former directors or officers, or (C) enter into, adopt or amend any other Receptopharm Employee Benefit Plan;

(viii) shall not terminate any executive officer without cause if the termination would entitle such executive officer to receive enhanced separation payments upon consummation of the Merger;

(ix) shall not authorize or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger) and shall not purchase a substantial portion of the assets or equity or other securities of any business;

(x) shall not adopt any amendment to its Articles of Incorporation or Bylaws;

(xi) shall not incur or assume or any indebtedness or any other liabilities other than those liabilities incurred in the ordinary course of business;

(xii) shall not (A) make any loans, advances or capital contributions to, or investments in, any other Person, or (B) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than indebtedness, issuances of debt securities, guaranties, loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business;

(xiii) shall not sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business;

(xiv) shall not enter into any agreement or arrangement that limits or otherwise restricts Receptopharm or that would, be reasonably likely to limit or restrict Receptopharm from engaging or competing in any line of business in any geographic area;

(xv) shall not settle or compromise any material claim, action or proceeding (including any material claim, action or proceeding relating to Taxes) involving money damages, except in the ordinary course of business;

(xvi) shall not make or change any material tax election or change its fiscal year;

(xvii) except as required by an Authority, shall not change its methods of accounting (including making any material write-off or reduction in the carrying value of any assets), other than as agreed by Receptopharm’s independent auditors;

(xviii) shall not take any action that is reasonably likely to delay or materially or adversely affect the ability of any of the Parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement; and

(xix) shall not agree, in writing or otherwise, to take any of the foregoing actions or take any action which would result in any of the conditions to the Merger set forth in Article V not being satisfied.

(b) From and after the date hereof and prior to the Effective Time and except as may be expressly permitted pursuant to this Agreement, or as set forth in Schedule 4.1(b), Nutra Pharma:

(i) shall promptly deliver to Receptopharm true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

(ii) shall not split, combine or reclassify any of its capital stock;

(iii) shall not authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination;

(iv) shall not issue or authorize the issuance of, or agree to issue or sell any shares of its capital stock of any class, or any other equity interests (in each case, whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) which would result in a change of the voting control of Nutra Pharma; and

(v) shall not take any action that is reasonably likely to delay the ability of any of the Parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement.

4.2 Consents. Subject to the terms and conditions of this Agreement, the Parties shall use their commercially reasonable efforts to make, or cause to be made, all filings and use commercially reasonable efforts to obtain, or cause to be obtained, all assignments, Permits, authorizations, consents and approvals of Authorities and other third parties necessary, proper or advisable to consummate the transactions contemplated by this Agreement. The Parties shall use their commercially reasonable efforts to furnish, or cause to be furnished, to one another such information and assistance as such other party may reasonably request in connection with the foregoing and shall provide one another with copies of all filings and or documents made by Receptopharm with any governmental authority or other third party or any other information supplied by such Party to a Authority or other third party in connection with the transactions contemplated by this Agreement.

4.3 Public Announcements. No press release or other public announcement shall be released by any Party without prior written mutual agreement.

4.4 Board of Directors. Nutra Pharma shall appoint Paul F. Reid and Harold H. Rumph to Nutra Pharma’s Board of Directors. Nutra Pharma shall take all actions necessary and appropriate so that from and after the Effective Time such representation comprises no less than forty percent (40%) of the membership of Nutra Pharma’s Board of Directors. Nutra Pharma shall file all required forms with the SEC pertaining to such appointments.

4.5 Tax-Free Reorganization Treatment. To the extent consistent with the other terms and conditions of this Agreement, the Executing Stockholders, Nutra Pharma, Acquisition and Receptopharm shall use all commercially reasonable efforts to cause the transactions contemplated by this Agreement to be treated as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code to the maximum extent permissible and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a “reorganization” within the meaning of Section 368 of the Code.

4.6 Exclusivity. From and after the date hereof until the Effective Time or other termination hereof, neither the Executing Stockholders nor Receptopharm shall, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than Nutra Pharma) concerning any merger, consolidation, sale of material assets, or other business combination involving Receptopharm or any division of Receptopharm, or to sell the Receptopharm Common Stock, or (ii) provide any non-public information concerning prospective acquirer (other than Nutra Pharma).

4.7 Stand-Alone Subsidiary. From and after the Effective Time, Nutra Pharma and Receptopharm acknowledge and agree that Receptopharm shall be a stand-alone subsidiary of Nutra Pharma and shall remain a stand-alone subsidiary of Nutra Pharma for a period of not less than two (2) years from the Effective Time.

4.8 Security Act Provisions.

(a) Each Executing Stockholder acknowledges that the shares of Nutra Pharma Common Stock to be received in connection with the consummation of the Merger are being acquired for its own account and not with the present view of disposing of such shares except (i) pursuant to an effective registration statement under the Securities Act of 1933 or (ii) in any other transaction which, in the opinion of counsel, acceptable to Nutra Pharma, is exempt from registration under the Securities Act or the rules and regulations of the SEC thereunder. In order to effectuate the covenants of this subsection 4.8(a), an appropriate restrictive legend in the form set forth on Schedule 4.8(a) will be placed on the certificate representing the Nutra Pharma Securities at the time of distribution of such shares by Nutra Pharma pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the Nutra Pharma Securities.

(b) Each Executing Stockholder is aware that the shares of Nutra Pharma Common Stock to be received have not been registered pursuant to the Securities Act and, therefore, the shares may not be re-offered or re-sold except through a valid registration statement or pursuant to a valid exemption from the registration requirements of the Securities Act.

ARTICLE V.
CONDITIONS OF CLOSING

5.1 Mutual Conditions Precedent. The respective obligations of the Parties to consummate the Merger shall be subject to the fulfillment at or prior to the Effective Time, of the following conditions (any of which may be waived, to the extent permitted by Law, in writing, in whole or in part, by the party to which such condition is owed):

(a) All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Authority required by or with respect to Receptopharm, Nutra Pharma, Acquisition or any Executing Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been obtained or made.

(b) This Agreement, and the transactions contemplated by this Agreement shall, if necessary, have received the requisite approval and authorization of the shareholders of Nutra Pharma in accordance with applicable requirements of Law and the Articles of Incorporation and Bylaws of Nutra Pharma.

(c) No requirement of Law shall have been enacted or promulgated which prohibits the consummation of the transactions contemplated by this Agreement; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the transactions contemplated by this Agreement.

(d) No action, suit or proceeding shall be pending before any Authority wherein an unfavorable judgment, order, decree, stipulation or injunction would prevent consummation of any of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

(e) There shall not have occurred and be continuing a declaration of banking moratorium by federal or New York authorities or any suspension of payments in respect of banks in the United States that regularly participate in the market in loans to large corporations, in each case which would prevent the acceptance for payment or the payment for Nutra Pharma Common Stock accepted for payment hereunder.

5.2 Conditions to the Obligations of Nutra Pharma and Acquisition. The obligations of Nutra Pharma and Acquisition to consummate the Merger are subject to the satisfaction or waiver in writing by Nutra Pharma of the following additional conditions:

(a) Each of the representations and warranties of Receptopharm and the Executing Stockholders contained in this Agreement shall be true and correct as of the Effective Time, as though made at and as of the Effective Time, except to the extent those representations and warranties address matters only as of a particular date, and except to the extent that the failure of the representations and warranties to be so true and correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect upon Receptopharm.

(b) Receptopharm shall have performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) No action, suit or proceeding shall be pending before any Authority wherein an unfavorable judgment, order, decree, stipulation or injunction would prevent consummation of any of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

(d) Receptopharm and the Executing Stockholders shall have furnished to Nutra Pharma and Acquisition such further documents and certificates as Nutra Pharma and Acquisition may reasonably request to evidence compliance with the conditions set forth in this Agreement.

5.3 Conditions to the Obligations of Receptopharm. The obligations of Receptopharm and the Executing Stockholders to consummate the Merger are subject to the satisfaction or waiver in writing by Receptopharm of the following additional conditions:

(a) Each of the representations and warranties of Nutra Pharma and Acquisition contained in this Agreement shall be true and correct as of the Effective Time, as though made at and as of the Effective Time, except to the extent those representations and warranties address matters only as of a particular date, and except to the extent that the failure of the representations and warranties to be so true and correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Nutra Pharma.

(b) Nutra Pharma and Acquisition shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

(c) No action, suit or proceeding shall be pending before any Authority wherein an unfavorable judgment, order, decree, stipulation or injunction would prevent consummation of any of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

(d) Nutra Pharma shall have delivered the shares of Nutra Pharma Common Stock issuable pursuant to Section 1.7(b) hereof.

(e) Receptopharm shall have received from Nutra Pharma such other documents as Receptopharm may reasonably request.

ARTICLE VI.
REGISTRATION RIGHTS

6.1 Right to Include Registrable Securities. If at any time Nutra Pharma proposes to register any shares of Nutra Pharma Common Stock under the Securities Act (other than any registration by and for the account of Nutra Pharma of securities issued pursuant to any employee benefit or similar plan, including employee stock and stock option plans, or any dividend reinvestment plan), either in connection with a primary offering for cash for the account of Nutra Pharma or a secondary offering or a combination thereof, Nutra Pharma will, each time it intends to effect such a registration, give written notice to all Holders of Registrable Securities at least fifteen (15) business days prior to the anticipated filing date of a Registration Statement with the SEC pertaining thereto, informing such Holders of its intent to file such Registration Statement and of the Holders’ rights to request the registration of the Registrable Securities held by the Holders under this Section 6.1 (the “Notice”); provided, that if in the reasonable opinion of Nutra Pharma such fifteen (15) business day period would materially interfere with the ability of Nutra Pharma to effect a registration and issue and sell securities pursuant to such registration, such period may be reduced to a period of not less than ten (10) business days as reasonably determined by Nutra Pharma. Upon the written request of any Holder made within seven (7) business days after any such Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and, unless the applicable registration is intended to effect a primary offering of shares of Nutra Pharma Common Stock for cash for the account of Nutra Pharma, the intended method of distribution thereof), Nutra Pharma will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Nutra Pharma has been so requested to register by such Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by Nutra Pharma for such Registration Statement by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, Nutra Pharma shall determine for any reason not to register or to delay registration of such securities, Nutra Pharma may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, Nutra Pharma shall be relieved of its obligation (other than with respect to any future and additional registrations as set forth in and pursuant to this Section 6.1 hereof) to register any Registrable Securities in connection with and only with respect to such terminated registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) and (B) in the case of a determination to delay such registration, Nutra Pharma shall be permitted to delay registration of any Registrable Securities requested to be included in such Registration Statement for the same period as the delay in registering such other securities.

6.2 Expenses. Nutra Pharma agrees to pay all Registration Expenses in connection with each registration effected in accordance with this Article VI.

ARTICLE VII.
INDEMNIFICATION

7.1 Indemnification by Receptopharm. Subject to Section 7.4(a) hereof, the Executing Stockholders, severally (based on their pro rata ownership of the shares of Nutra Pharma Common Stock issued in connection with the Merger) and not jointly, agree to indemnify and hold Nutra Pharma harmless from and against any and all losses, costs and expenses (hereinafter, a “Loss” and collectively, “Losses”) suffered by Nutra Pharma resulting from, arising out of, or incurred with respect to any liability incurred by Nutra Pharma as a result of the breach of the representation or warranty contained in Section 2.12 (Exclusivity) of this Agreement or the breach of the covenant contained in Section 4.6 of this Agreement.

7.2 Indemnification by Nutra Pharma. Subject to Section 7.4(b) hereof, Nutra Pharma agrees to indemnify Receptopharm and the Executing Stockholders and hold each of them harmless from and against any and all Losses, arising out of or resulting from the breach of (i) the representations and warranties contained in Sections 3.1 (Organization, Good Standing and Corporate Power), 3.2 (Capitalization), 3.3(a) and 3.3(b) (Authority Relative to this Agreement; Issuance of Shares), 3.4 (Absence of Undisclosed Liabilities), 3.5 (No Conflict; Required Filings and Consents), 3.8 (Broker’s or Finder’s Fee) of this Agreement; and (ii) any covenant made by Nutra Pharma or Acquisition contained in this Agreement.

7.3 Survival of Representations, Warranties and Agreements. All of the terms and conditions of this Agreement, together with the representations, warranties, covenants and agreements contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Effective Time until all obligations set forth therein shall have been performed and satisfied notwithstanding any investigation heretofore or hereafter made by or on behalf of any Party as follows: (a) the representations and warranties in Sections 3.1 (Organization, Good Standing and Corporate Power), 3.2 (Capitalization), 3.3(a) and 3.3(b) (Authority Relative to this Agreement; Issuance of Shares), 3.4 (Absence of Undisclosed Liabilities), 3.5 (No Conflict; Required Filings and Consents), 3.8 (Broker’s or Finder’s Fee) shall survive indefinitely and shall not terminate; (b) the representation and warranty contained in Section 2.12 (Exclusivity) shall terminate upon the six (6) month period commencing on the Effective Time; and (iii) all other representations and warranties in this Agreement shall terminate on the Effective Time.

7.4 Limitations on Indemnification.

(a) Notwithstanding anything to the contrary contained in this Agreement, after the Effective Time, the aggregate maximum amount of indemnifiable Losses which may be recovered from the Executing Stockholders by Nutra Pharma pursuant to Section 7.1 hereof shall not exceed $30,000 in the aggregate; provided that to the extent the Executing Stockholders shall be liable to Nutra Pharma pursuant to Section 7.1 for any Losses, such indemnification claim may be satisfied by the Executing Stockholders, in their sole discretion, by delivery of a number of shares of Nutra Pharma Common Stock having a fair market value (as determined below in this Section 7.4) equal to the amount of such Losses but in no event to exceed $30,000. For purposes of this Section 7.4(a), the shares of Nutra Pharma Common Stock used by the Executing Stockholders to satisfy any indemnification claim shall have a fair market value equal to the greater of (a) closing price of Nutra Pharma Common Stock on the Effective Time (as reported on the OTCBB or other electronic quotation system on which the Nutra Pharma Common Stock is then quoted) and (b) the closing price of the Nutra Pharma Common Stock on the business day immediately preceding the day on which such shares are delivered to Nutra Pharma (as reported on the OTCBB or other electronic quotation system on which the Nutra Pharma Common Stock is then quoted) to satisfy any such indemnification claim.

(b) Notwithstanding anything to the contrary contained in this Agreement, after the Effective Time, the aggregate maximum amount of indemnifiable Losses that may be recovered by the Receptopharm stockholders from Nutra Pharma pursuant to Section 7.2 hereof shall not exceed $30,000 in the aggregate.

7.5 Notice of Claim.

(a) Any Party seeking indemnification hereunder (the “Indemnified Party”) shall promptly after obtaining knowledge, give to the party obligated to provide indemnification (the “Indemnitor”) a notice describing any claim, liability or obligation for which the Indemnitor may be required under this Agreement to indemnify such Indemnified Party. If such indemnity obligation arises from the claim of a third party, the Indemnitor shall have the right to defend the Indemnified Party against the third party claim with counsel of its choice so long as the Indemnitor gives written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the third party claim that the Indemnitor will defend such claim. The Indemnified Party and the Indemnitor shall cooperate in the defense of any third party claims. In the event that the Indemnitor assumes or participates in the defense of such third party claim as provided herein, the Indemnified Party shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonably necessary to defend such third party claim in a timely manner. If the Indemnified Party shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnified Party under this Agreement, the Indemnitor shall promptly reimburse the Indemnified party in an amount equal to the amount of such payment plus all documented expenses incurred by such Indemnified Party in connection with such obligation or liability subject to this Article VII. No Indemnitor, in the defense of any such claim, shall, except with the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume as provided above, the Indemnified Party shall have the full right to defend such claim.

(b) Prior to paying or settling any claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnified Party, the Indemnified Party must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnified Party liable on such claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor, which shall not be unreasonably withheld.

ARTICLE VIII.
GENERAL

8.1 Extension; Waiver.

(a) At any time prior to the Effective Time, the Parties, by action taken by or on behalf of the respective Boards of Directors of Receptopharm and Nutra Pharma, may (i) upon the mutual consent of the Parties, extend the time for the performance of any of the obligations or other acts of the other Parties; (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable Party or in any document, certificate or writing delivered pursuant hereto by any other applicable Party; or (iii) waive compliance by the other Party with any of the agreements or conditions contained herein. Notwithstanding the foregoing, no failure or delay by Receptopharm or Nutra Pharma in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

(b) Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

8.2 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

8.3 Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

8.4 Entire Agreement. This Agreement (including the exhibits, schedules and instruments referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties hereto.

8.5 No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each of the Parties confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguity in this Agreement against the Party that drafted it has no application and is expressly waived by each Party.

8.6 Headings. Headings of the articles and sections of this Agreement and table of contents are for the convenience of the Parties only and shall be given no substantive or interpretative effect whatsoever.

8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its rules of conflict of laws.

8.8 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.9 Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (which is confirmed) or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

(a) If to Receptopharm:

Receptopharm, Inc.
1537 NW 65th Avenue
Plantation, Florida 33313
Attention: Harold Rumph

with a copy to (which shall not constitute notice to Receptopharm):

Stearns Weaver Miller Weissler
Alhadeff & Sitterson, P.A.
Museum Tower
150 West Flagler Street
Suite 2200
Miami, Florida 33130
Attention: Jeffrey Oshinsky, Esq.

(b) If to the Executing Stockholders, to the names and addresses listed on the signature pages hereto.

(c) If to Nutra Pharma:

Nutra Pharma Corp.
791 Park of Commerce Boulevard
Suite 300
Boca Raton, Florida 33487
Attention: Rik Deitsch, Chief Executive Officer

with a copy to (which shall not constitute notice to Nutra Pharma):

Frederick M. Lehrer, Esquire
Hamilton & Lehrer, P.A.
101 Plaza Real South, Suite 201
Boca Raton, Florida 33432

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

8.10 Enforcement of Agreement.

(a) The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(b) Each of the Parties hereto: (i) consents to submit itself to the personal jurisdiction of any Florida state court or any federal court located in the State of Florida in the event any dispute arises out of this Agreement or any of the transactions contemplated herein; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated herein in any court other than any Florida state court or any federal court sitting in the State of Florida; and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the transactions contemplated herein.

8.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable, the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE OR EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

8.13 Counterparts. This Agreement may be executed and delivered (including by facsimile or e-mail transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which when taken together shall constitute one and the same Agreement.

ARTICLE IX.
DEFINITIONS; INTERPRETATION

9.1 Interpretation. In this Agreement:

(a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations and partnerships and vice versa.

(b) Whenever the words “include,” includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(c) The phrase “to the Knowledge of Receptopharm” shall mean the actual knowledge of Paul F. Reid, Harold H. Rumph and Laurence N. Raymond after reasonable investigation of the parties responsible for such matters.

(d) The phrase “to the Knowledge of Nutra Pharma” shall mean the actual knowledge of Rik Deitsch after reasonable investigation of the parties responsible for such matters.

9.2 Definitions

“Acquisition” has the meaning set forth in the preamble of this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Articles of Merger” has the meaning set forth in Section 1.2 of this Agreement.

“Authority” means any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, national, federal, state or local.

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Dissenting Shares” means the shares of Receptopharm Common Stock owned of record or beneficially by Dissenting Stockholders.

“Dissenting Stockholder” has the meaning set forth in Section 1.11(b) of this Agreement.

“Effective Time” has the meaning set forth in Section 1.3 of this Agreement.

“Exchange Agent” has the meaning set forth in Section 1.10 of this Agreement.

“Executing Stockholders” has the meaning set forth in the preamble of this Agreement.

“Holder” or “Holders” means the stockholders of Receptopharm that receive Registrable Securities pursuant to this Agreement.

“Indemnified Party” has the meaning set forth in Section 7.5(a) of this Agreement.

“Indemnitor” has the meaning set forth in Section 7.5(a) of this Agreement.

“Law” means any rule, law, code, statute, regulation, ordinance, requirement, announcement, policy, guideline, rule of common law or other binding action of or by an Authority and any judicial interpretation thereof.

“Liens” means any lien, encumbrance, charge or assessment of any kind or nature.

“Loss” or “Losses” has the meaning set forth in Section 7.1 of this Agreement.

“Material Adverse Effect” means

(a) with respect to Receptopharm, any circumstances, state of facts or matters which might reasonably be expected to (i) have a material adverse effect in respect of the business, operations, properties, assets, condition (financial or otherwise) or results of Receptopharm or (ii) materially impair the ability of Receptopharm to consummate the transactions contemplated by this Agreement; provided that a Material Adverse Effect with respect to Receptopharm shall not include any effect that is attributable to (x) general business, economic or financial conditions or changes affecting the industry generally in which Receptopharm operates in each case, so long as Receptopharm is not disproportionately impacted thereby relative to other companies in the same industry, (y) the announcement or pendency of the transactions contemplated hereby or any change or effect arising out of actions contemplated or required by this Agreement or any actions or omissions of Receptopharm and/or the Executing Stockholders taken with the prior written consent of Nutra Pharma or (z) force majeure events, disruptions of supplies or acts of terrorism, warm, acts of God, national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war in each case, so long as Receptopharm is not disproportionately impacted thereby; and

(b) with respect to Nutra Pharma, any circumstances, state of facts or matters which might reasonably be expected to (i) have a material adverse effect in respect of the business, operations, properties, assets, condition (financial or otherwise) or results of Nutra Pharma or (ii) materially impair the ability of Nutra Pharma to consummate the transactions contemplated by this Agreement; provided that a Material Adverse Effect with respect to Nutra Pharma shall not include any effect that is attributable to (x) general business, economic or financial conditions or changes affecting the industry generally in which Nutra Pharma operates in each case, so long as Nutra Pharma is not disproportionately impacted thereby relative to other companies in the same industry, (y) the announcement or pendency of the transactions contemplated hereby or (z) force majeure events, disruptions of supplies or acts of terrorism, warm, acts of God, national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war in each case, so long as Nutra Pharma is not disproportionately impacted thereby.

“Merger” has the meaning set forth in Section 1.1 of this Agreement.

“Nutra Pharma” has the meaning set forth in the preamble of this Agreement.

“Nutra Pharma Ancillary Agreement” means all agreements, instruments and documents being or to be executed and delivered by Nutra Pharma or Acquisition under this Agreement or in connection herewith.

“Nutra Pharma Balance Sheet” has the meaning set forth in Section 3.4 of this Agreement.

“Nutra Pharma Common Stock” has the meaning set forth in Section 1.7(b) of this Agreement.

“Nutra Pharma SEC Reports” has the meaning set forth in Section 3.6(a) of this Agreement.

“Options” means any options, warrants, rights, subscriptions, claims, agreements or obligations, by which Receptopharm is bound to issue any additional shares of its capital stock or an interest in its equity or rights pursuant to which any Person has a right to purchase shares of Receptopharm’s capital stock or an interest in its equity.

“Parties” has the meaning set forth in the preamble of this Agreement.

“Permits” means all permits, licenses, registrations, certificates, franchises, qualifications or approvals required by any Authority or other Person.

“Permitted Liens” means (a) statutory Liens not yet delinquent and immaterial in amount; (b) such imperfections or irregularities of title or Liens as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not detract from the value of such properties and assets; (c) Liens reflected in the Financial Statements or the notes thereto; (d) the rights of customers of Receptopharm with respect to inventory or work in progress under purchase orders or contracts entered into by Receptopharm in the ordinary course of business; (e) mechanics’, carriers’, workers’, repairmen’s, warehousemen’s, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue and immaterial in amount or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien; and (f) deposits or pledges to secure workmen’s compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business and immaterial in amount.

“Person” means any corporation, partnership, joint venture, limited liability company, organization, entity, Authority or natural person.

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case all material incorporated by reference therein.

“Receptopharm” has the meaning set forth in the preamble of this Agreement.

“Receptopharm Balance Sheet” has the meaning set forth in Section 2.4 of this Agreement.

“Receptopharm Certificate” has the meaning set forth in Section 1.8 of this Agreement.

“Receptopharm Common Stock” has the meaning set forth in the recitals of this Agreement.

“Receptopharm Intellectual Property” means all of the following which are necessary to conduct the business of Receptopharm as presently conducted or as currently proposed to be conducted: (i) trademarks, trade dress, service marks, copyrights, logos, trade names, corporate names and all registrations and applications to register the same; (ii) patents and pending patent applications; (iii) all material computer software programs, databases and compilations; (iv) all technology, know-how and trade secrets; and (v) all material licenses and agreements to which Receptopharm is a party which relate to any of the foregoing.

“Registrable Securities” means the shares of Nutra Pharma Common Stock issued to the stockholders of Receptopharm pursuant to this Agreement or with respect to such Nutra Pharma Common Stock (w) upon any conversion or exchange thereof, (x) by way of stock dividend or stock split, (y) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (z) otherwise, in all cases subject to Article VI of this Agreement. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been sold in reliance upon Rule 144, (C) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (D) such securities shall have ceased to be outstanding.

“Registration Expenses” means all expenses incident to Nutra Pharma’s performance of or compliance with this Agreement, including, without limitation, (i) all registration, listing, qualification and filing fees (including NASD filing fees), (ii) fees and disbursements of counsel for the Company, (iii) accounting fees, (iv) blue sky fees and expenses (including counsel fees in connection with the preparation of a blue sky memorandum and legal investment survey and NASD filings), and (v) all printing, distributing, mailing and delivery expenses for any Registration Statement, any Prospectus, transmittal letters, securities certificates and other documents relating to the performance of and compliance with Article VI of this Agreement.

“Registration Statement” means any registration statement of Nutra Pharma, including a Shelf Registration Statement, which covers the sale of any Registrable Securities by Holders, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” means the Securities and Exchange Commission.

“Stock Plans” has the meaning set forth in Section 1.9 of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement on the date first set forth above.

NUTRA PHARMA CORP.

/s/ Rik J. Deitsch
Rik J. Deitsch, President

NP ACQUISITION CORPORATION

/s/ Rik J. Deitsch
Rik J. Deitsch, President

RECEPTOPHARM, INC.

/s/ Harold H.Rumph
Harold H. Rumph, President

EXECUTING STOCKHOLDERS:

/s/ Paul F. Reid
Paul F. Reid, Ph.D

Address:

/s/ Harold H. Rumph
Harold H. Rumph

Address:

/s/ Laurence N. Raymond
Laurence N. Raymond, Ph. D

Address:

/s/ John David Schmidt
John David Schmidt

Address: